UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2005

MILLENNIUM CHEMICALS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-12091 22-3436215

(Commission File Number) (I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas 77010

(Address of principal executive offices) (Zip Code)

(713) 652-7200

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The description set forth below is qualified in its entirety by the full text of the document to which it refers, which document is filed herewith.

Item 1.01 Entry into a Material Definitive Agreement

On May 12, 2005, Millennium Chemicals Inc. ("Millennium") entered into an amendment (the "Amendment") to its Credit Agreement, dated June 18, 2001 among Millennium America Inc., as Borrower and Guarantor, Millennium Inorganic Chemicals Limited, as Borrower, certain borrowing subsidiaries of Millennium, from time to time party thereto, Millennium, as Guarantor, the lenders from time to time party thereto, Bank of America, N.A., as Syndication Agent and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.  The Amendment allows Millennium to prepay certain of its indebtedness.

The Amendment is being filed with this Current Report on Form 8-K as Exhibit 4.4(g).

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

4.4(g) Seventh Amendment, dated as of May 12, 2005, to the Credit Agreement dated as of June 18, 2001, with the Bank of America, N.A., JP Morgan Chase Bank and the lenders party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM CHEMICALS INC.

By:/s/ Kerry A. Galvin

Name: Kerry A. Galvin

Title: Senior Vice President, General Counsel & Secretary

Date: May 12, 2005

INDEX TO EXHIBITS

Exhibit

Number Description

4.4(g) Seventh Amendment, dated as of May 12, 2005, to the Credit Agreement dated as of June 18, 2001, with the Bank of America, N.A., JP Morgan Chase Bank and the lenders party thereto